Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
AUGUST 17, 2010

INVESTOR CONTACTS:	MEDIA CONTACT:
JEFFREY L. MOBLEY, CFA (405) 767-4763 jeff.mobley@chk.com JOHN J. KILGALLON (405) 935-4441 john.kilgallon@chk.com	JIM GIPSON (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES EARLY TENDER RESULTS
AND RECEIPT OF REQUISITE CONSENTS FOR PENDING CASH TENDER
OFFERS AND CONSENT SOLICITATIONS AND ALSO ANNOUNCES THE
REDEMPTION OF CERTAIN SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, AUGUST 17, 2010 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it has received and accepted for purchase $245,051,000 principal amount of its outstanding 7.00% Senior Notes due 2014, $566,242,000 principal amount of its outstanding 6.625% Senior Notes due 2016 and $582,263,000 principal amount of its outstanding 6.25% Senior Notes due 2018 (collectively, the "Notes") validly tendered and not validly withdrawn as of 5:00 P.M., New York City time, on August 16, 2010, which was the consent time (the "Consent Time") for Chesapeake's previously announced cash tender offers and consent solicitations with respect to the Notes.

Chesapeake has also received consents from holders of a sufficient percentage of each series of Notes to amend the respective indentures governing the Notes as described in the Offer to Purchase and Consent Solicitation Statement dated August 3, 2010 (the "Statement").  The proposed amendments eliminate substantially all of the restrictive covenants and certain events of default and related provisions in the indentures.  Chesapeake intends to promptly execute supplemental indentures effecting the proposed amendments to the indentures, which are binding on the holders of Notes not purchased in the tender offers.

Chesapeake has also announced that it will redeem for cash all Notes of each series that remain outstanding after the consummation of the tender offers at redemption prices of $1,023.33 per $1,000 principal amount of 7.00% Senior Notes due 2014, $1,033.13 per $1,000 principal amount of 6.625% Senior Notes due 2016, and $1,031.25 per $1,000 principal amount of 6.25% Senior Notes due 2018, in each case, plus accrued and unpaid interest on the Notes up to, but not including, the redemption date.  Holders may obtain copies of the official notices of redemption by calling The Bank of New York Mellon Trust Company, N.A., the trustee for each series of Notes, toll free at (800) 254-2826.

Payment of the redemption price will be made on or about September 16, 2010 upon presentation and surrender of the Notes by mail or hand delivery to The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, New York 13057, Attention: Debt Processing Group.  Unless Chesapeake defaults in making the redemption payments, interest on each series of Notes listed above will cease to accrue on and after the redemption date and the only remaining right of the holders thereof is to receive the redemption payment upon surrender to The Bank of New York Mellon Trust Company, N.A. of the Notes.

Credit Suisse Securities (USA) LLC is the Dealer Manager for the tender offers and Solicitation Agent for the consent solicitations.  Questions regarding the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC toll free at (800) 820-1653 and collect at (212) 325-5912.  Holders may obtain copies of the Statement and the related Letter of Transmittal and Consent from the Information Agent and Depositary for the tender offers, Global Bondholder Services Corporation, collect at (212) 430-3774 and toll free at (866) 952-2200.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Notes, nor is it a notice of redemption with respect to the redemptions described above.  The tender offers are being made pursuant to the terms of the Statement and the related Letter of Transmittal and Consent.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash and various other unconventional oil plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.